Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement on Form S-8 (Nos. 333-25877, 333-28483, 333-30371, 333-67684, 333-50671, 333-133098, and 333-134558, 333-143698 and 333-143699) and on Form S-3 (No. 333-126670), of our reports dated March 31, 2008, relating to the consolidated financial statements and financial statement schedule of Collective Brands, Inc. and subsidiaries (which report expresses an unqualified opinion and includes an explanatory paragraph relating to the adoption of Financial Accounting Standards Board (“FASB”) Interpretation No. 48, “Accounting for Uncertainty in Income Taxes” in 2007 and FASB Statement No. 123(R), “Share-Based Payment” and FASB Statement No. 158, “Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans” in 2006), and the effectiveness of Collective Brands, Inc. and subsidiaries internal control over financial reporting, appearing in this Annual Report on Form 10-K of Collective Brands, Inc. and subsidiaries for the fiscal year ended February 2, 2008.
/s/ DELOITTE & TOUCHE LLP
Kansas City, Missouri
March 31, 2008